UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                             HERLEY INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)
            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                             HERLEY INDUSTRIES, INC.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 March 17, 2009
                                 ---------------

To our Stockholders:

     An annual meeting of stockholders will be held at the Eden Resort Inn & Suites, 222 Eden Road, Lancaster, Pennsylvania 17601-4216 on Tuesday, March 17, 2009, beginning at 9:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of two directors in Class III to hold office until the 2011 Annual Meeting of Stockholders.

     2. Ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accountants for the year ending August 2, 2009.

     3.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on January 26, 2009, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about January 30, 2009.

                                          By Order of the Board of Directors,

                                          MYRON LEVY
                                          Chairman and Chief Executive Officer

 Dated:  January 30, 2009
         Lancaster, Pennsylvania

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

Directions To
The Best Western Eden Resort

The Best Western Eden Resort and Suites is located in the heart of Lancaster County, Pennsylvania, less than an hour-and-a-half drive from both Philadelphia and Baltimore, and only a three-hour drive southwest of New York City. Our central location means you have easy, nearby access to all the major highways serving the area.

From Southern New York/Northern New Jersey

Take the New Jersey Turnpike South to Exit 6 (PA Turnpike West). Exit PA Turnpike at Exit 286. Route 222 South. Exit to the right onto Route 30 West. Once on Route 30 West, stay in the far right lane and take the first Exit, 272 North (Oregon Pike). Go to the traffic light and make a right onto Eden Road. The Best Western Eden Resort is on your right.

From Baltimore, MD

Interstate 83 North to York PA. Take Route 30 East to Lancaster. Take the Lititz/Oregon Pike Exit off of 30 East. Go to the second traffic light and make a left onto 272 North (Oregon Pike). Go to the first traffic light and make a right onto Eden Road. The Best Western Eden Resort is on your right.

From Philadelphia, PA

Take PA Turnpike West to Exit 286 onto Route 222 South. Follow Route 222 South to Route 30 West. Exit to the right onto Route 30 West. Once on Route 30 West stay in the far right lane and take first Exit 272 North (Oregon Pike). Go to the traffic light and make a right onto Eden road. The Best Western Eden Resort is on your right.

From Pittsburgh, PA

PA Turnpike East to Exit 247 (Harrisburg) onto Route 283 East. Follow to the junction with Route 30 East. Follow Route 30 East to the Lititz/Oregon Pike Exit. At the first red light go straight. At the second red light turn left onto 272 North (Oregon Pike). At the first traffic light make a right onto Eden Road. The Best Western Eden Resort will be on your right.

                             HERLEY INDUSTRIES, INC.
                           101 North Pointe Boulevard
                          Lancaster, Pennsylvania 17601
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, March 17, 2009
                                 ---------------

     Our Annual Meeting of Stockholders will be held on Tuesday, March 17, 2009, at Eden Resort Inn & Suites, 222 Eden Road, Lancaster, Pennsylvania 17601-4216 at 9:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. You are invited to attend the meeting.

                                ABOUT THE MEETING

Why did I receive these proxy materials?

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Herley Industries, Inc. ("Herley," the "Company", "we," "us" or "our"), a Delaware corporation, of proxies to be voted at our 2009 Annual Meeting of Stockholders and at any adjournment or postponement.

     The Annual Meeting will be held at the Eden Resort Inn & Suites. See the inside front cover of this proxy statement for directions.

     Stockholders will be admitted to the Annual Meeting beginning at 8:30 a.m. Eastern Daylight Time. Seating will be limited.


No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

What is being considered at the meeting?

     You will be voting on the following:

     o    election of two Class III directors;
     o ratification of the appointment of our independent registered public accountants.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on January 26, 2009. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     o    by attending the meeting in person; or
     o    by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.


What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the appointment of our independent registered public accountants.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and appointment of our independent registered public accountants, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of January 26, 2009 must be present at the meeting. This is referred to as a quorum. On January 26, 2009, there were 13,559,427 shares issued and outstanding and entitled to vote.

Is there a list of stockholders entitled to vote at the Annual Meeting?

     The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 101 North Pointe Boulevard, Lancaster, Pennsylvania.

What vote is required to approve each item?

     Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of a majority of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote on the appointment of our independent registered public accounting firm will be required for approval. An abstention will be counted as a vote against this proposal and broker non-votes will have no effect on the votes. Notwithstanding the foregoing, in accordance with the most recent amendment to our by-laws, any director nominee who receives more "withheld" votes than "for" votes in such election, must immediately submit a resignation letter to the remaining Board of Directors upon certification of the stockholder vote and the remaining Board of Directors shall, upon a process managed by the Nominating Committee and excluding the director nominee in question, within 45 days of receiving such resignation letter determine whether to accept such resignation. The Board of Director's explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission.

Important   Notice   Regarding  the  Availability  of  Proxy  Material  for  the
Stockholder Meeting to be Held on March 17, 2009

     This year we are following a new Securities and Exchange Commission ("SEC") rule which requires us to make available to you on the Internet a copy of this proxy statement and our annual report to security holders. These are available to you at www.herley.com under the heading "Proxy Material" found under "About Us - Investor Relations."

Who will pay for the cost of this proxy solicitation?

     We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

     Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

                               EXECUTIVE OFFICERS

Name                    Age      Position
----                    ---      --------
  Myron Levy            68       Chairman of the Board, Chief Executive Officer,
                                  and Director
  Jeffrey L. Markel     60       Chief Operating Officer
  Anello C. Garefino    61       Chief Financial Officer
-----------

     Mr. Jeffrey L. Markel was appointed Chief Operating Officer in June 2007. Prior to joining Herley, Mr. Markel was employed at BAE Systems serving as President of the Network Enabled Systems Line of Business since 1997. From 1994 to 1997 he was Vice President of Program Management for GEC Marconi. His prior employment was at Hazeltine Corporation, with his last position there being Vice President, Communication Systems. Mr. Markel has over 38 years of experience in the defense industry encompassing electronic systems, sub-systems, and components. His educational background includes a Bachelor of Science in Mechanical Engineering and a Bachelor of Arts in Applied Science from Lehigh University, as well as a Masters in Business Administration from Long Island University.

     Mr. Anello C. Garefino was appointed Chief Financial Officer on January 12, 2009. He has been employed by us in various executive capacities for more than the past five years. Mr. Garefino, a certified public accountant, was appointed Vice President-Finance on September 13, 2004 and prior to that served as Vice President Finance, Treasurer and Chief Financial Officer since June 1993. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation. Mr. Garefino earned his Bachelor of Science Degree in Accounting from Rider University in 1969.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of our common stock as of January 26, 2009 by (a) each beneficial owner of 5% or more of our outstanding stock known to us, based solely on filings with the Securities and Exchange Commission, (b) each of our directors,
(c) each of our Named Executive Officers and (d) all of our directors and executive officers as a group.

     The percentage of beneficial ownership for the table is based on 13,559,427 shares of our common stock outstanding as of January 26, 2009. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Herley Industries, Inc., 101 North Pointe Boulevard, Lancaster, PA 17601.

     The number of shares beneficially owned by each shareholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the shareholder has sole or shared voting or investment power and those shares of common stock that the shareholder has the right to acquire within 60 days after January 26, 2009 through the exercise of any stock option. The "Percentage of Shares" column treats as outstanding all shares underlying such options held by the shareholder, but not shares underlying options held by other shareholders.

                                                           Common Stock                      % of Outstanding
Name of Beneficial Owner                            Beneficially Owned (1) (2)                      Shares
------------------------                            --------------------------              --------------------------

Myron Levy                                                     1,527,515                          10.4%
Jeffrey L. Markel (3)                                            100,000                            *
Kevin J. Purcell (4)                                              10,000                          *
Carlos C. Campbell                                                35,000                          *
John A. Thonet (5)                                               107,649                          *
Adm. Edward K. Walker, Jr. (Ret.)                                 74,110                          *
Dr. Edward A. Bogucz                                              37,575                          *
Adm. Robert M. Moore (Ret.)                                       37,500                          *
GAMCO Investors (6)                                            3,097,812                          22.8%
Third Avenue Management, Inc. (7)                              1,947,161                          14.4%
Dimensional Fund Advisors, Inc. (8)                            1,187,857                          8.8%
Wells Capital Management, Inc. (9)                             1,178,796                          8.7%
Barclays Global Investors NA (10)                                723,558                          5.3%
Lee N. Blatt (11)                                              1,544,399                          10.4%
Directors and executive
  officers  as a group
  (8 persons)                                                  1,929,349                          12.9%

-------
 * Indicates ownership of less than one percent.

(1) No officer or director owns more than one percent of the outstanding shares of common stock unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Includes beneficial ownership of the following number of shares that may be acquired within 60 days of January 26, 2009 pursuant to stock options awarded under our stock option plans:

         Myron Levy                 1,075,000     John A. Thonet          72,500
         Adm. Edward K. Walker, Jr.    49,500     Jeffrey L. Markel      100,000
         Dr. Edward A. Bogucz          37,500     Kevin J. Purcell        10,000
         Adm. Robert M. Moore          37,500     Carlos C. Campbell      35,000
         Directors and executive
         officers as a group        1,417,000

(3)  Mr. Markel was appointed Chief Operating Officer in June 2007.
(4)  Mr. Purcell resigned as Chief Financial Officer on January 12, 2009.
(5) Does not include 155,998 shares, owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 30,669 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.
(6)  Address is One Corporate Center, Rye, NY 10580.
(7)  Address is 622 Third Avenue, New York, NY 10017.
(8)  Address is 1299 Ocean Avenue, Santa Monica, CA 90401.
(9)  Address is 525 Market Street, 10th Floor, San Francisco, CA 94105.
(10) Address is 45 Fremont Street, San Francisco, CA 94105.
(11) Includes beneficial ownership of 1,301,000 shares that may be acquired within 60 days of January 26, 2009 pursuant to stock options. Mr. Blatt entered into a voting trust agreement wherein sole voting power to 1,301,000 shares under stock options held by him and 21,099 shares held in his IRA was granted to the Company's Chairman, Myron Levy. Mr. Blatt's address is 471 N. Arrowhead Trail, Vero Beach, FL 32963

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provide for a Board of Directors consisting of not less than three nor more than twelve directors. Our Board of Directors now consists of six directors. At each annual meeting of stockholders, directors constituting a class are elected for staggered three year terms.

     The board has nominated John Thonet and Carlos C. Campbell for election as Class III directors to serve until the 2011 annual meeting of stockholders or until his successor is duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class III unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

     The following table sets forth our directors and the classes in which they will be presently serving.

           Class I                                      Class II                    Class III
           -------                                      --------                    ---------
(To serve until the 2009 Annual            (To serve until the 2010 Annual  (To serve until the 2011 Annual
Meeting of Stockholders)                   Meeting of Stockholders)         Meeting of Stockholders)
-----------------------------------        -------------------------------  -----------------------------------

Rear Adm. Robert M. Moore (Ret.)(1)(2)(4)   Myron Levy                          John A. Thonet
Rear Adm. Edward K. Walker, Jr. (Ret.)      Dr. Edward A. Bogucz (1)(3)(4)      Carlos C. Campbell (2)(3)(4)
     (1)(2)(3)

-----------
(1)      Member of Compensation Committee
(2)      Member of Governance and Ethics Committee
(3)      Member of Nominating Committee
(4)      Member of Audit Committee

     The business experience of our directors is set forth below.

     Mr. Myron Levy was appointed Chairman of the Board in June 2006 after serving as Vice Chairman of the Board since August 2003, and has been our Chief Executive Officer since August 2001. Prior thereto, Mr. Levy served as President since June 1993, as Executive Vice President and Treasurer since May 1991, and as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation.

     Rear Admiral Edward K. Walker, Jr. (Ret.) was appointed Vice Chairman of the Board in June 2006. Rear Admiral Walker served as the Director of Corporate Strategy for Resource Consultants, Inc., a privately held corporation supporting the Department of Defense and other government agencies, after his retirement from the United States Navy in 1988 until 2000. Prior to his retirement from the United States Navy, Rear Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. He holds a Bachelor's Degree from the United States Naval

Academy  and  Master's  Degree  in  Business   Administration  from  The  George
Washington University.

     Dr. Edward A. Bogucz is currently Executive Director of the New York Center of Excellence in Environmental Systems, a university-industry consortium that includes 12 universities and research institutions. Previously, Dr. Bogucz served as Dean of Engineering and Computer Science at Syracuse University from 1995 through 2003. Dean Bogucz earned his bachelor's and doctoral degrees in mechanical engineering from Lehigh University and a Master's Degree from Imperial College, University of London. His teaching and research expertise includes fluid dynamics, energy systems, computational methods, and multidisciplinary analysis and design. As Dean, he led the strengthening of the College of Engineering and Computer Science in selected areas, including RF and microwave devices, information fusion, systems assurance, and environmental technologies.

     Rear Admiral Robert M. Moore (Ret.) is a consultant in business and financial management. He is a retired Rear Admiral, U.S. Navy. His 35-year career in the Navy culminated in his last assignment in charge of the Navy's worldwide supply system. He holds a Bachelor's Degree from the University of Texas and a Master's Degree in Business Administration from Harvard University.

     Mr. John A. Thonet has been Secretary since January 2003, and is President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters, for the past ten years.

     Carlos C. Campbell operates a consulting business in Reston, Virginia and serves on the Board of Directors for Resource America, Inc. and Pico Holdings, Inc., both publicly traded companies. He is a veteran of nine years as a Naval Flight Officer and served in the Administration of President Reagan as the Assistant Secretary for Economic Development, U.S. Department of Commerce.


                              DIRECTOR INDEPENDENCE

     We have adopted the NASDAQ Stock Market's standards for determining the independence of directors. Under these standards, an independent director means a person other than an executive officer or one of our employees or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the following persons shall not be considered independent:

     o a director who is, or at any time during the past three years was, employed by us;
     o a director who accepted or who has a family member who accepted any compensation from us in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
          o compensation for service on the Board of Directors or any committee thereof;
          o compensation paid to a family member who is one of our employees (other than an executive officer); or
          o under a tax-qualified retirement plan, or non-discretionary compensation;
     o a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

     o a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
          o    payments arising solely from investments in our securities; or
          o payments under non-discretionary charitable contribution matching programs;
     o a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or
     o a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

     For purposes of the NASDAQ independence standards, the term "family member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

     The Board of Directors has assessed the independence of each non-employee director under the independence standards of the NASDAQ Stock Market set forth above, and has affirmatively determined that four of our non-employee directors (Mr. Campbell, Admirals Walker and Moore and Dr. Bogucz) are independent.

     We expect each director to attend every meeting of the Board and the committees on which he serves as well as the annual meeting. In 2008, each director attended the 2008 Annual Meeting of Stockholders meeting. All directors attended at least 75% of the meetings of the Board and the committees on which they served in 2008.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended August 3, 2008 there were:

        o        7 meetings of the Board of Directors
        o        4 meetings of the Audit Committee
        o        1 meeting of the Compensation Committee
        o        3 meetings of the Governance and Ethics Committee

     The Nominating Committee did not hold any meetings during the fiscal year ended August 3, 2008.

Committee Autonomy

     Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any officer of the Company.

Audit Committee and Audit Committee Financial Expert

     The Board has a standing Audit Committee. The Board has affirmatively determined that each director who serves on the Audit Committee is independent, as the term is defined by applicable NASDAQ and Securities and Exchange Commission ("SEC") rules. During fiscal 2008, the Audit Committee of the Board of Directors of the Company consisted of Robert M. Moore (Chairman), Carlos C. Campbell, and Edward A. Bogucz. The members of the audit committee have substantial experience in assessing the performance of companies, gained as members of the Company's board of directors and audit committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. However, none of them keep current on all aspects of generally accepted accounting principles. Accordingly, the board of directors does not consider any of them to be a financial expert as that term is defined in applicable regulations. Nevertheless, the board of directors believes that they competently perform the functions required of them as members of the audit committee and, given their backgrounds; it would not be in the best interest of the Company to replace any of them with another person to qualify a member of the audit committee as a financial expert.

     The Audit Committee regularly meets with our independent registered public accounting firm outside the presence of management.

     The Audit Committee operates under a charter approved by the Board of Directors. The Audit Committee charter is not available on our website. A copy of the Audit Committee charter was attached as an exhibit to our proxy statement for the 2007 Annual Meeting of Stockholders and may be found through a link to SEC filings from our website www.herley.com under "About Us - Investor Relations."

Compensation Committee

     Our Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year, and administers our stock-based benefit plans. The Compensation Committee currently consists of Edward A. Bogucz, Chairman, Edward K. Walker, Jr. and Robert M.
Moore. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates, and are independent directors under NASDAQ listing standards.

     The Compensation Committee operates under a charter approved by the Board of Directors. A copy of the charter of the Compensation Committee is attached as Appendix A to this proxy statement. The Compensation Committee charter is not available on our website.

Nominating Committee

     Our Nominating Committee currently consisting of Carlos C. Campbell, Chairman, Edward K. Walker, Jr., and Edward A. Bogucz, each of whom is an independent director, identifies individuals qualified to become Board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Shareholders, recommends a slate of nominees for election as Directors at such meeting.

     The Nominating Committee operates under a charter approved by the Board of Directors. A copy of the charter of the Nominating Committee is attached as Appendix B to this proxy statement. The Nominating Committee charter is not available on our website.

Governance and Ethics Committee

     Our Governance and Ethics Committee, currently consisting of Edward K. Walker, Jr., Chairman, Robert M. Moore and Carlos C. Campbell, each of whom is an independent director, monitors developments in corporate governance principles and other corporate governance matters and makes recommendations to the Board of Directors regarding the adoption of additional corporate governance principles.

Shareholder Recommendations for Board Nominees

     The Nominating Committee will consider shareholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating shareholder's ownership of Company stock, should be sent to the attention of the Secretary of the Company.

Stockholder Communications with the Board

     We have not developed to date a formal process by which stockholders may communicate directly with directors. However, in recent years an informal process has developed in which communications sent to the Board of Directors or in care of an officer or our other representative is forwarded to the Chief
Executive Officer, who is also a director. We believe this process has adequately served the needs of the Board of Directors and our stockholders. In light of SEC disclosure rules on this matter, the Board of Directors may consider the development and adoption of more formal procedures. Until such procedures are adopted and disclosed to our stockholders, stockholders may direct communications intended for the Board of Directors to the Secretary of the Company, at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication" or similar statement that clearly and unmistakably indicates the communication is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors. The Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

                              DIRECTOR COMPENSATION

     Directors who are also employees of the Company are not separately compensated for their services as directors.

Cash Compensation to Board Members

     Directors who are not our employees receive an annual fee of $15,000 and a fee of $1,500 for each board of directors meeting attended. The Corporate Governance Committee Chairman receives an annual fee of $15,000, and other members of the Corporate Governance Committee receive $5,000 annually. The Audit Committee Chairman receives an annual fee of $25,000, and other members of the Audit Committee receive $10,000 annually. The Compensation Committee Chairman receives an annual fee of $7,500, and other members of the Compensation Committee receive $5,000 annually. The Nominating Committee Chairman receives an annual fee of $7,500, and other members of the Nominating Committee receive $5,000 annually.

Equity Compensation to Board Members

     The Company grants options to purchase shares of the Company's Common Stock to its outside directors on a periodic basis. No options were granted to its outside directors during fiscal 2008.

Other

     Board members are reimbursed for reasonable expenses in attending meetings of the Board of Directors and for expenses incurred in connection with their complying with our corporate governance policies. The Company also provides directors' and officers' liability insurance and indemnity agreements for our directors. No other compensation is provided to our directors.

                           DIRECTOR COMPENSATION TABLE

     The following table provides information with respect to all compensation awarded to, earned by or paid to each person who served as a director (except for Mr. Levy, our Chief Executive Officer, who receives no additional compensation for his service on our Board) for all of fiscal 2008. Other than as set forth in the table and the narrative that follows it, to date we have not paid any fees to or reimbursed any expenses of our directors, except for expenses incurred in connection with attendance at board meetings which in the aggregate are less than $10,000 each, made any equity or non-equity awards to directors, or paid any other compensation to directors.

                                                  Fees Earned
                                                   or Paid in
 Name                                               Cash ($)   Option Awards ($)  Total ($)
 -----                                              --------   ----------------   ---------
 Rear Admiral Edward K. Walker, Jr. (Ret.)          $100,000 (1)     -            $100,000

 Dr. Edward A. Bogucz                                $45,000         -             $45,000
 Rear Admiral Robert M. Moore (Ret.)                 $52,500         -             $52,500
 John A. Thonet                                      $22,500         -             $22,500
 Carlos C. Campbell                                  $35,000         -             $35,000

----------
(1) Includes $37,500 paid to Mr. Walker under a consulting arrangement for services relating to corporate governance and ethics.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2008, our Compensation Committee consisted of Dr. Edward A. Bogucz, Chairman, and Messrs. Edward K. Walker, Jr., and Robert M. Moore. None of these persons were our officers or employees during fiscal 2008 nor had any relationship requiring disclosures in this Annual Report. Mr. Walker has a consulting arrangement with us for services relating to corporate governance and ethics at an annual fee of $75,000.

Certain Relationships and Related Transactions

     Effective October 12, 2006 and as a condition to entering into an Administrative Agreement with the Department of the Navy we entered into an agreement (the "Agreement") with Lee N. Blatt which provides that all outstanding stock options previously issued to him which are all vested and fully exercisable shall continue to be exercisable by him or, following his death, by his designated beneficiaries, on or before the expiration date of the specific option. In the event of a "change of control" of the Company as defined in the Employment Agreement all remaining payments due under the Agreement become immediately due and payable.

     Prior to the acquisition of Micro Systems, Inc. ("MSI"), MSI had leased one of its two buildings in Fort Walton Beach, Florida from MSI Investments, a Florida General Partnership. MSI Investments is owned by four individuals, two of whom are currently employees of MSI and one serves as a consultant.

     We entered into a 10 year lease agreement with a partnership partially owned by the children of an officer of the Company for our facility in Farmingdale, NY. The lease provides for initial minimum annual rent of $312,000 subject to escalation of approximately 4% annually throughout the 10 year term. Additionally, in March 2000, we entered into another 10 year lease with the same partnership for additional space. The initial minimum annual rent of $92,000 is subject to escalation of approximately 4% annually. On August 24, 2005, we amended the agreement to incorporate the two individual leases into a single lease and extended the term of the lease to August 31, 2010. During the fourth quarter of fiscal 2008 we decided to close our manufacturing facility in Farmingdale, NY and transfer its contracts and assets to our other facilities in Whippany, New Jersey; Woburn, Massachusetts; Lancaster, Pennsylvania; and Jerusalem, Israel. Closure of the facility has been completed.

Indemnification Agreements

     We have entered into separate indemnification agreements with our officers and directors. We have agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We only provide indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

                      COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

     This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our Named Executive Officers ("NEOs") (as defined in the Summary Compensation Table below) and places in perspective the data presented in the tables and narrative that follow.

Compensation Philosophy and Overview

     We believe that the most effective compensation program is one that is designed to reward the achievement of our financial and strategic goals, and which aligns executives' interests with those of our shareholders.

     The compensation plans for our executive officers have three principal elements: a base salary, discretionary cash incentive bonuses linked to achievement of financial and strategic goals and equity-based incentive compensation. In addition, we provide our executive officers a variety of benefits that in most cases are available generally to all of our salaried employees. We view the components of compensation as related but distinct. Although the Compensation Committee of our Board of Directors (the "Committee") reviews the total compensation of our executive officers, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components. We do believe that the executive compensation package should be fair and reasonable when taken as a whole.

     We have not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation. However, our philosophy is to keep cash compensation at a competitive level while providing the opportunity to be significantly rewarded through equity if our company and our stock price perform well over time.

         We also believe that executive officers should have a greater percentage of their equity compensation in the form of stock options rather than restricted stock or restricted stock unit awards, as stock options have greater risk associated with them than these other equity grants. We believe that our executive officers should have a larger portion of their equity incentive awards at risk as compared with our other employees.

Role of Executive Officers in Compensation Decisions

     Mr. Myron Levy, our Chief Executive Officer, annually reviews the performance of each of our other executive officers. The conclusions reached by Mr. Levy and his recommendations based on these reviews, including with respect to salary adjustments, incentive awards and equity award amounts, are presented by Mr. Levy to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Committee makes all final compensation decisions for each of our executive officers.

     Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer.

Role of the Compensation Committee

     The  Compensation   Committee  currently  consists  of  Edward  A.  Bogucz,
Chairman, Edward K. Walker, Jr. and Robert M. Moore. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates, and are independent directors under NASDAQ listing standards.

     The Committee ensures that our executive compensation and benefits program is consistent with our compensation philosophy and our corporate governance guidelines and is empowered to make decisions regarding executive officers total compensation, and subject to the approval of the Board, our Chief Executive Officer's total compensation.

     The Committee reviews our overall compensation strategy at least annually to ensure that it promotes shareholder interests, supports our strategic and tactical objectives and provides for appropriate rewards and incentives for our executive officers. The Committee's most recent overall compensation review occurred in October 2008.

Accounting and Tax Implications of Our Compensation Policies

     In designing our compensation programs, the Committee considers the financial accounting and tax consequences to the Company as well as the tax consequences to our employees. We account for equity compensation paid to our employees under SFAS 123(R), which requires us to estimate and record and expense over the service period of the award. The SFAS 123(R) cost of out equity awards is considered by management as part of our equity grant recommendations to the Committee. Our equity grant practices have been impacted by SFAS 123(R), which we adopted in the first quarter of our 2006 fiscal year.

     Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct for income tax purposes in any one year with respect to our five most highly compensated executive officers. The $1 million limit does not apply to compensation that is considered "performance based" under applicable tax rules. Our executive stock options are intended to qualify as "performance-based," so that compensation attributable to those options is fully tax deductible.

     We also consider the tax impact to employees in designing our compensation programs, particularly our equity compensation programs. For example, employees generally control the timing of taxation with respect to the exercise of stock options.

Components of our Executive Compensation Program

     Base Salary

     We establish base salaries that are sufficient, in the Committee's judgment, to retain and motivate our NEOs while taking into account the unique circumstances of our Company. In determining appropriate salaries, the Committee considers each NEO's scope of responsibility and accountability within our Company and reviews the NEO's compensation, individually and relative to other officers, as well as similarly situated companies. We have entered into employment agreements with our NEOs which provide for adjustments as set forth more fully below in the section titled "Employment Agreements." In fiscal 2008, there were no increases in any NEO's salary beyond what is called for in the individual employment agreements, such as cost-of-living increases.

     Discretionary Cash Incentive Bonuses

     The Committee believes that discretionary cash bonus compensation for NEOs should be directly linked to our overall corporate financial performance, individual performance and our success in achieving both our short-term and long-term strategic goals. In assessing the performance of our Company and our NEOs during fiscal 2008, the Committee considered our performance in the following areas:

     o    Increase levels of component integration and value added content;
     o    Enhancement of our manufacturing capabilities;
     o    Pursuit  of  selective   commercial   opportunities;
     o    Maintaining leadership in microwave technology;
     o    Strengthening and expanding customer relationships; and
     o    Maintaining our reputation for integrity.

     In fiscal 2008, the Committee awarded Mr. Levy an additional performance payment of $380,931 for fiscal year 2007 (which was paid in fiscal 2008) based on a number of factors, including his performance as Chairman of the Board and CEO and the comparison of his salary to our other NEOs, as well as our peer group. Mr. Levy also received a payment of $300,000 for fiscal 2008 for his performance as Chairman and CEO in guiding the Company through a difficult period, including the recently settled criminal proceedings and the Company's ongoing compliance requirements under its administrative order with the U.S. Government. Mr. Purcell received a bonus of $50,000 for fiscal 2007 paid in fiscal 2008; and Mr. Markel received an incentive in fiscal 2008 of $300,000 as provided in his employment agreement. These awards by the Committee for fiscal 2008 are detailed in the Summary Compensation Table on page 17.

     Our bonuses are structured to be deductible under Section 162(m) of the Internal Revenue Code which denies publicly-held corporations a federal income tax deduction for compensation in excess of $1 million paid to the CEO and the four other most highly compensated officers during a fiscal year unless the compensation is "performance-based." We believe that our process of awarding cash bonuses satisfies this requirement; however, there can be no assurance that any amounts paid as discretionary cash bonuses will be deductible.

Equity-Based Long Term Incentive Compensation

     We believe that our equity incentive compensation arrangements are an important factor in developing an overall compensation program that is competitive with our peer group of companies and that aligns the interests of our NEOs with those of our shareholders.

     We believe that stock options effectively align the long-term interests of management with our shareholders. Additionally, we believe that our NEO's should have a greater percentage of their equity awards at risk as compared with our other employees. Since NEOs do not benefit from stock options unless the price of our stock increases after the grant date as compared with the grant price, they clearly provide NEOs with an added incentive to build shareholder value. We have not in the past, repriced the exercise price for stock options that have been granted when the future stock price has decreased below the exercise price of such stock options. The date of our awards of stock options is established by the Committee at a meeting held approximately four to six weeks prior to the date of grant. Grants of stock options vest over a period of years in order to serve as an inducement for the NEOs to remain in the employ of our Company. It is contemplated that we will continue to offer stock options as the principal component of our equity compensation arrangement for our NEOs, however, no stock options were granted for fiscal 2008 to our NEOs.

     The number of shares of stock options awarded to our NEOs is established by the Committee in consultation with our CEO, taking into account a number of factors, including the position, job performance and overall responsibility of each NEO. Since the value of the stock options granted to our NEOs is based upon the price of our shares, the Committee believes that the granting of stock options is a significant incentive to our NEOs to continue to build shareholder value. The Committee also believes that the multi-year vesting periods for the stock options will be helpful in linking equity compensation to long-term performance.

         We have not established any equity or security ownership requirement guidelines for NEO's.

Retirement and other Executive Benefits and Perquisites

     We have no retirement benefit program for our NEOs except for our 401(k) program that is available to all of our employees. All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has reviewed and discussed with management the disclosures set forth above under the heading "Compensation Discussion and

Analysis" and, based on such review and discussions, the Compensation Committee recommended to the Board that such disclosure be included in our Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended August 3, 2008.

         The Compensation Committee:       Edward A. Bogucz (Chairman)
                                           Edward K. Walker
                                           Robert M. Moore
Executive Compensation Tables

                           Summary Compensation Table

     The following table sets forth the annual compensation awarded to, earned by, or paid to our Chairman, Chief Executive Officer ("Principal Executive Officer"), our Chief Financial Officer ("Principal Financial Officer") and our other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year as required under SEC rules (collectively, the "Named Executive Officers" or "NEOs") for services rendered for the fiscal years ended August 3, 2008 and July 29, 2007.

                                                                               Non-Equity
  Name and Principal                                             Option      Incentive Plan      All Other
       Position          Year       Salary       Bonus (2)     Awards (3)     Compensation    Compensation (8)      Total
       --------          ----       ------       ---------     ----------     ------------    ---------------       -----
 Myron Levy,            2008    $  735,613 (1)       -             -          $  300,000        $ 25,158         $   760,771
 Chairman of the        2007       713,126           -             -    (4)      750,000 (5)      18,677           1,481,803
 Board and Chief
 Executive Officer

 Jeffrey L. Markel,     2008    $  352,719 (1)        -       $ 543,350       $  300,000 (6)    $ 23,116         $ 1,219,185
 Chief Operating        2007        47,116        $   -         299,346             -               -                346,462
 Officer (5)

 Kevin J. Purcell       2008    $  227,622        $ 50,000    $  49,942             -           $ 10,308         $   337,872
 Chief Financial        2007       220,000          10,000       75,871             -             14,660             320,531
 Officer (7)
--------

(1) Includes a cost of living adjustment of $26,531 in fiscal 2008 and $27,371 in fiscal 2007 for Mr. Levy and $1,844 in fiscal 2008 for Mr. Markel under their employment agreements.
(2)  Executive bonuses are paid at the discretion of the board of directors.
(3) Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) for stock options granted to the NEOs in prior fiscal years (disregarding estimates of forfeitures for service-based vesting). SFAS 123(R) expense for the stock options is based on the fair value of the options on the date of grant using the Black-Scholes option-valuation model. No options were granted to the NEOs in fiscal 2008.
(4)  Represents performance payment for fiscal 2008.
(5) Represents incentive compensation under employment agreement in fiscal 2007 and an additional performance payment of $380,931 for fiscal year 2007 paid in fiscal 2008.
(6) Mr. Markel was appointed Chief Operating Officer on June 4, 2007 at an annual rate of compensation of $350,000. Under the terms of his employment agreement, Mr. Markel is to receive a minimum incentive payment of $300,000 for fiscal year 2008.
(7)  Mr. Purcell resigned as Chief Financial Officer on January 12, 2009.

                                       17

(8) The following table describes each component of the "All Other Compensation" column in the "Summary Compensation Table" above. Other compensation in 2008 for Mr. Markel includes reimbursement for relocation expenses of $8,533.

                                                                        Other
                                                                      Personal
                               Matching                               Including
                             Contribution                   Medical   Personal
                    Fiscal   to Employee    Supplemental   Insurance   Use of
                     Year    Savings Plan  Life Insurance  Benefits     Auto          Total
                     ----    ------------  --------------  ---------  ---------       -----
Myron Levy           2008       $ 9,000         $ 4,763      $ 7,862    $3,533       $ 25,158
                     2007         8,800           4,572        1,552     3,753         18,677

Jeffrey L. Markel    2008         9,000             714            -    13,402         23,116
                     2007             -               -            -         -              -

Kevin J. Purcell     2008         9,000             606            -       702         10,308
                     2007         8,800             225            -     5,635         14,660

Grants of Plan-Based Awards in Fiscal 2008

     No stock options were granted to the Named Executive Officers during fiscal 2008.

Outstanding Equity Awards at Fiscal 2008 Year End

     The following table provides information with respect to each unexercised stock option held by the Named Executive Officers as of August 3, 2008. The vesting schedules for these grants are disclosed on the footnotes to this table.

                                    Option Awards
                                    -------------    Number of
                                     Number of       securities
                                     securities      underlying
                                     underlying     unexercised
                                    unexercised       options         Option        Option
                     Grant          options (#)         (#)          Exercise     Expiration
       Name           Date          Exercisable    Unexercisable    Price ($)        Date
       ----           ----          -----------    -------------    ---------     ----------
Myron Levy           5-18-00           225,000              -        $ 10.45       5/18/2010
                     3-12-01           150,000              -        $  8.38       3/12/2011
                     12-3-01           250,000              -        $ 13.10       12/3/2011
                     5-21-02           250,000              -        $ 19.52       5/21/2012
                      5-2-05           200,000              -        $ 17.98        5/2/2015
Jeffrey L. Markel     5-9-07           100,000     150,000 (1)       $ 15.77        5/9/2017
Kevin J. Purcell      6-2-06            10,000      15,000 (2)       $ 19.38        9/2/2011

(1) Options vest or become exercisable to the extent of 20% on date of grant and the remaining 80% in four equal annual installments from the date of grant.
(2) Options vest or become exercisable in five equal annual installments, commencing one year after date of grant.

Option Exercises in Fiscal 2008

         No stock options were exercised during fiscal 2008 by the Named Executive Officers.

Employment Agreements

     Myron Levy entered into an employment agreement with us, dated as of July 29, 2002 which expires December 31, 2013, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The agreement provides for an annual salary as of August 3, 2008 at the rate of $739,300 as adjusted under the agreement for a semi-annual cost of living adjustment based on the consumer price index. The agreement also provides for minimum annual incentive compensation of 3% of our pretax income as adjusted. At the end of the employment period, the agreement provides for a ten-year consulting period at an annual compensation rate equivalent to one-half of Mr. Levy's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments.

     The employment agreement with Mr. Levy provides for certain payments following death or disability, and also provides that, in the event there is a change in control, as defined, he has the option to terminate the agreement and receive a lump-sum payment equal to the sum of the salary payable for the remainder of the employment term, plus the annual incentive (based on the average of the three highest annual incentive awarded during the ten preceding years) for the remainder of the employment term. As of August 3, 2008, the amount payable in the event of such termination would be approximately $8,357,000.

     Mr. Jeffrey Markel entered into an employment agreement with us as of May 30, 2007 which expires July 31, 2011, subject to extension for additional one-year periods annually beginning July 31, 2008 with a final expiration date of July 31, 2012. The agreement provides for an initial annual salary of $365,800 (adjusted for a semi-annual cost of living adjustment based on the consumer price index), and an initial award of 250,000 non-qualified stock options at the closing stock price on the date prior to execution of the agreement of $15.77 per share. The options vest 20% upon award and 20% annually over the next four years. The agreement also provides for incentive compensation to be paid at the discretion of the Board of Directors, however, incentive compensation for the fiscal year ended August 3, 2008 is to be paid at a minimum of $300,000. The agreement also provides for a consulting period of ten years at the end of the employment period at an annual compensation of $100,000. In the event of a change in our control, as defined, the executive has the option to terminate the agreement at any time after July 31, 2010 and receive a lump-sum payment equal to the sum of: (1) his salary payable for the remainder of the employment term, (2) the annual bonuses (based on the average of the annual bonuses awarded during the term of the employment agreement) for the remainder of the employment term, and (3) a lump sum payment of $500,000 representing full consideration under the consulting period. As of August 3, 2008, the amount payable in the event of such termination would be approximately $2,497.000.

     Kevin J. Purcell entered into an employment agreement with us, dated as of June 7, 2006 which expires June 6, 2009. The agreement provides for an annual salary as of August 3, 2008 at the rate of $233,210, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. On January 12, 2009, we entered into a severance agreement with Mr. Purcell which included, inter alia, the payment of his agreed upon compensation through June 6, 2009.

Estimate of Potential Payments upon Termination or Change in Control

     The following table provides an estimate of the potential payments and benefits that each of the NEOs would be entitled to receive upon termination of employment under various circumstances and upon a change of control. The table does not include payments the executive would be entitled to receive in the absence of one of these specified events such as from the exercise of previously-vested stock options, which amount can be calculated from the Outstanding Equity Awards at Fiscal 2008 Year End table. The table also does not include benefits that are provided on a non-discriminatory basis to salaried employees generally, including amounts payable under the Company's 401(k) plan.

                                                                                       Termination
                                                                                     without Cause or
                                                Termination                           a Constructive
                                               without Cause                            Termination
                                              prior to Change        Change in        after a Change
            Name            Benefit             in Control          Control(1)        in Control(4)
            -----           --------         ---------------       -----------       ---------------
     Myron Levy           Severance (5)         $ 8,357,000        $ 8,357,000          $ 8,357,000
     Jeffrey L. Markel    Severance (5)         $ 2,497,000 (2)    $ 2,497,000(3)       $ 2,497,000 (2)

-------
(1) Change in control is defined as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934; or if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act other than the Company or any "person" who is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%), (20% in the case of Mr. Levy and 50.1% in the case of Mr. Markel), of the voting power of the Company's then outstanding securities; or if individuals who constitute the Board of Directors cease for any reason to constitute at least a majority thereof.
(2) In the event of termination without cause or a "constructive termination", Mr. Markel would be entitled to receive a lump-sum payment of approximately $1,997,000 representing three times his salary and estimated incentive, plus $500,000 in settlement of his consulting agreement.
(3) In the event of a change in control as defined in (1) above, Mr. Markel has the option to terminate his employment agreement at any time after July 31, 2010 and receive a lump-sum payment presently estimated at $2,497,000.
(4) A "constructive termination" event is (1) a material reduction of the annual base and incentive compensation opportunities specified in the officer's employment agreement to which he does not consent, (2) a failure of Herley's successor after a change of control to assume the officer's employment agreement, (3) a substantial change in the officer's position or responsibility or (4) the officer's position relocates to more than 35 additional commute miles.
(5) If any payments or benefits received by Messrs. Levy or Markel would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, we would be required to pay him such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to the excise tax.

Equity Compensation Plan Information

     The following table sets forth the indicated information as of August 3, 2008 with respect to our equity compensation plans:

                                                                                                (c)
                                                                                        Number of securities
                                                (a)                                     remaining available
                                        Number of securities          (b)               for future issuance
                                         to be issued upon       Weighted-average            under equity
                                            exercise of          exercise price of        compensation plans
                                       outstanding options,    outstanding options,      (excluding securities
Plan category                           warrants and rights     warrants and rights    reflected in column (a))
-------------                           -------------------     -------------------    ------------------------
Equity compensation
   plans approved by
   security holders                            2,263,418               $ 13.23                        32,250
Equity compensation
   plans not approved
   by security holders                         1,248,807               $ 17.64                       228,700
                                               ---------                                             -------

Total                                          3,512,225               $ 14.80                       260,950
                                               =========                                             =======

     The following information is provided about our stock option plans:

     2006 New Employee Stock Option Plan. The 2006 New Employee Stock Option Plan covers 500,000 shares of common stock (as amended June 8, 2007). Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Options for 4000 and 250,000 shares were granted under this plan during the fiscal years ended August 3, 2008 and July 29, 2007, respectively. Options for 213,000 shares of common stock are available for grant and 287,000 were outstanding at August 3, 2008.

     2003 Stock Option Plan. The 2003 Stock Option Plan covers 1,000,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Options for 12,000 shares of common stock were cancelled and no options were granted during the fiscal year ended August 3, 2008. Options for 97,000 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 15,700 shares of common stock are available for grant and 954,800 were outstanding at August 3, 2008.

     2000 Stock Option Plan. The 2000 Stock Option Plan covers 1,500,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Options for 26,000 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 30,500 shares of common stock were cancelled and no options were granted during the fiscal year ended August 3, 2008. Options for 32,250 shares of common stock are available for grant and 1,194,000 were outstanding at August 3, 2008.

     1998 Stock Option Plan. The 1998 Stock Option Plan, which has now expired with respect to the granting of new options, covers 2,250,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Non-qualified stock options for 33,500 shares were granted under this plan during the fiscal year ended July 29, 2007. Options for 51,000 shares of common stock were cancelled and no options were granted during the fiscal year ended August 3, 2008. At August 3, 2008 options to purchase 1,002,342 shares of common stock were outstanding under this plan.

     1997 Stock Option Plan. The 1997 Stock Option Plan, which has now expired with respect to the granting of new options, covers 2,500,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. At August 3, 2008 options to purchase 67,076 shares of common stock were outstanding under this plan.

     1996 Stock Option Plan. The 1996 Stock Option Plan, which has now expired with respect to the granting of new options, covers 1,000,000 shares of common stock. Options which have been granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise prices of the options granted under the plan were at the fair market value at the date of grant. The options expire not later than ten years from the date of grant. At August 3, 2008, non-qualified options to purchase 7,007 shares of common stock were outstanding under this plan.

Employee Savings Plan

     We maintain an Employee Savings Plan ("Plan") which qualified as a thrift plan under Section 401(k) of the Internal Revenue Code (the "Code"). Effective August 1, 2006, the Plan was amended to allow employees to elect salary deferrals up to the maximum dollar amounts permissible under Code Section 402(g) not to exceed the limits of Code Section 401(k), 404 and 415. For the Plan year beginning August 1, 2005, the Plan was amended to be considered a "Safe Harbor" plan, where a contribution will be made to eligible participants in an amount equal to 100% of the amount of each participant's elective deferral that does not exceed 3% of compensation, plus 50% of the amount of the elective deferral that exceeds 3% of compensation up to a maximum contribution of 5% of compensation. Under the Safe Harbor provision, all contributions are 100% vested when made. Additional Company contributions can be made by us, depending on profits. The aggregate benefit payable to an employee is dependent upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. ICI, sold by us following the close of our fiscal year ended August 3, 2008, also has a "Safe Harbor" plan, where a contribution will be made to eligible participants in an amount equal to 100% of the amount of each participant's elective deferral that does not exceed 6% of compensation, subject to the Code limitations discussed above. We recognized expenses of approximately $1,368,000, $1,766,000 and $1,773,000 under the plans for the fifty-three weeks ended August 3, 2008, and the fifty-two weeks ended July 29, 2007 and July 30, 2006, respectively. We also contributed to a similar plan through EWST whereby we match employee elective contributions up to a maximum of 5% of compensation. Expenses recognized for 2008, 2007 and 2006 were approximately $86,000, $75,200 and $55,900, respectively. For the year ended August 3, 2008, $9,000 was contributed by us to this plan for each of Messrs. Levy, Markel, and Purcell. A total of $76,375 was contributed for all officers and directors as a group.

                                  PROPOSAL TWO

       PROPOSAL FOR APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

General

     The Board of Directors, upon the recommendation of the Audit Committee, recommends that the stockholders approve the appointment of Marcum & Kliegman, LLP as our Company's independent certified public accounting firm to audit our financial statements for the fiscal year ending August 2, 2009.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the issued and outstanding shares of common stock in person or by proxy and entitled to vote at the Annual Meeting on this proposal. The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm.


                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee also discussed with Marcum & Kliegman LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Marcum & Kliegman LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as may be modified or supplemented, and has discussed with Marcum & Kliegman LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K/A for the fiscal year ended August 3, 2008 for filing with the SEC.

     The Audit Committee has also reviewed and discussed the fees paid to Marcum & Kliegman LLP during the last fiscal year for audit and non-audit services, which are set forth under "Audit Fees" and has considered whether the provision of the non-audit services is compatible with the firm's independence and has concluded that it is.

     This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that we specifically request that this report be specifically incorporated by reference.

      The Audit Committee for fiscal 2008:

      Robert M. Moore (Chairman)
      Edward A. Bogucz
      Carlos C. Campbell

Audit Fees

     Marcum & Kliegman LLP is our independent registered public accounting firm and performed the audit of our consolidated financial statements for fiscal years 2008, and 2007. The following table sets forth estimated fees for the audits of the fiscal years ended August 3, 2008 and July 29, 2007 performed by Marcum & Kliegman LLP:

                                       2008             2007
                                       ----             ----
    Audit Fees (1)                   $ 638,500        $ 568,000
    Audit related fees (2)           $  28,179        $  60,000

---------------
(1) Audit Fees includes fees for professional services provided in connection with the audits of our financial statements, the review of our quarterly financial statements, Sarbanes-Oxley 404 related services, consents, and audit services provided in connection with other statutory or regulatory filings. All such services were pre-approved by the Audit committee.

(2)  Audit related fees includes the audit of our 401k plan.

     The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent auditors and to pre-approve all audit services and permissible non-audit services. The Audit Committee has delegated to Adm. Moore the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that he reports any pre-approval of audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting.

     Marcum & Kliegman LLP did not render any other non-audit related services during fiscal years 2008 and 2007. We expect that a representative of Marcum & Kliegman LLP will attend the annual meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who beneficially own more than 10% of our common stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2008, all Reporting Persons timely complied with all applicable filing requirements.

                      CORPORATE GOVERNANCE - CODE OF ETHICS

     We have adopted a Corporate Code of Business Ethics (the "Code") that applies to all employees, including our principal executive officer, principal financial officer, and directors of the Company. The Code is broad in scope and is intended to foster honest and ethical conduct, including accurate financial reporting, compliance with laws and the like. If any substantive amendments are made to the Code or if there is any grant of waiver, including any implicit waiver, from a provision of the Code to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K. We have made the Code available on our website at www.herley.com under the heading "Governance-Corporate Governance Documents" found under "About Us - Investor Relations."


               FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended August 3, 2008 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            COMMON STOCK PERFORMANCE

     The following graph sets forth the cumulative total stockholder return to our stockholders during the five year period ended August 3, 2008 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           Among Herley Industries, Inc., The NASDAQ Composite Index
                     And The S&P Aerospace & Defense Index


-------------------------------------------------------------------------------------------------
                                7/03        7/04       7/05        7/06        7/07        7/08
-------------------------------------------------------------------------------------------------

Herley Industries, Inc.         100.00      101.29     105.28       57.81       76.56       85.45
NASDAQ Composite                100.00      110.60     128.03      125.96      154.17      139.46
S&P Aerospace & Defense         100.00      127.47     150.05      175.41      227.50      196.98

* $100 invested on 7/31/03 in stock & index-including reinvestment of dividends. Fiscal year ending July 31.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Proposals of stockholders intending to be presented at the next Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than November 18, 2009 to be included in the proxy statement for that meeting.


                                       By Order of the Board of Directors,

                                                   MYRON LEVY
                                       Chairman and Chief Executive Officer

Dated:   January 30, 2009
         Lancaster, Pennsylvania

                                                                      Appendix A

           COMPENSATION COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF
                             HERLEY INDUSTRIES, INC.

Purpose.

     The purpose for the  Compensation  Committee  of the Board of  Directors of
Herley Industries, Inc. shall be to discharge the Board's responsibilities relating to compensation of the Company's executive officers. The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Compensation Committee also has responsibility for preparing a report of executive compensation for inclusion in the Company's annual proxy statement.

Membership

     The Compensation Committee will consist of at least two members of the Board of Directors, each of whom will be appointed by and serve at the discretion of the Board of Directors and shall meet the following requirements, as well as any requirements promulgated by the SEC now or in the future.

     a) Each member will be independent, as defined by Nasdaq Rule 4200 and any rule or regulation prescribed by the SEC,

     b) Each member will meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and

     c) Each member will meet the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Responsibilities

     The responsibilities of the Compensation Committee shall include:

     a) The Compensation Committee shall annually review and approve for the CEO and the executive officers of the Company (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements, and change in control agreements/provisions, and (v) any other benefits, compensation or arrangements.

     b) The Compensation Committee may make recommendations to the Board of Directors with respect to incentive compensation plans.

     c)  The  Compensation   Committee  may  form  and  delegate   authority  to
subcommittees when appropriate.

     d) The Compensation Committee shall make regular reports to the Board of Directors, including the Report of the Compensation Committee required in the Company's annual proxy statement.

     e) The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

     f) The Compensation Committee shall annually review its own performance.

     g) The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant's fees and other retention terms.

     h) The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In addition to the above responsibilities, the Compensation Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

Meetings

     The Compensation Committee will meet at least one time each year. The Compensation Committee may establish its own schedule that it will provide to the Board of Directors in advance.

Reports

     The Compensation Committee will record its summaries of recommendations to the Board of Directors in written form that will be incorporated as a part of the minutes of the meeting of the Board of Directors at which those recommendations are presented. The Compensation Committee shall prepare the Report of the Compensation Committee required to be included in the Company's annual proxy statement.

Minutes

     The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                                                      Appendix B

            NOMINATING COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF

                             HERLEY INDUSTRIES, INC.


     1. Responsibility. The Nominating Committee is responsible for providing assistance to the Board of Directors and Chairman in membership selection. The Committee will make recommendations to the full Board of potential candidates for membership.

     2. Purpose. The Nominating Committee, in consultation with the Chairman, will review the Board's composition and requirements, solicit and evaluate candidates and make recommendations to the full Board for its action. Specifically, the Committee will identify and make recommendations to the Board on individuals qualified to serve on the Board of Directors.

     3. Qualifications and Composition.

          3.1  The  members  of the  Committee  will  be  familiar  with  Herley
     Industries,   Inc.'s  strategic  plan,   shareholders'   perspective,   and
     regulations regarding duties and qualifications of directors.

          3.2 Insiders or interlocking directors will not be eligible for membership on the Committee.

          3.3 The Committee will be comprised of a minimum of two independent directors.

     4. Duties. In consultation with the Chairman of the Board, the Committee will

          4.1 Establish the Board's criteria for the selection of new directors, including minimum qualifications of candidates;

          4.2 Accept suggestions from both internal and external sources, including shareholders, of potential Board candidates;

          4.3 Evaluate candidates against the selection criteria;

          4.4 Conduct appropriate verifications and identify any potential conflicts of interest;

          4.5  Present  all  suggested   candidates  to  the  Board  with  their
     recommendation for their review and vote;

          4.6 Subsequent to the vote of the Board, recommend to the shareholders a slate of candidates at elections of directors;

          4.7 Review the size and composition of the Board, committee structure and assignments, meeting frequency and schedule;

          4.8 Lead the Board in an annual review of the full Board and performance of individual Board members.

PROXY
                             HERLEY INDUSTRIES, INC.
               SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                                 MARCH 17, 2009

The undersigned hereby appoints MYRON LEVY and EDWARD K. WALKER, JR., Rear Admiral, U. S. Navy (retired), or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in HERLEY INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on March 17, 2009 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH.

                (Continued and to be signed on the reverse side)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                            HERLEY INDUSTRIES, INC.
                                 March 17, 2009

                           Please sign, date and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided

THE BOARD OF DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  ELECTION OF DIRECTORS  AND
"FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.   Election of the following nominees, as set forth in the proxy statement:

                   NOMINEES:

                   John A. Thonet
                   Carlos C. Campbell

     [ ] FOR ALL NOMINEES
     [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES
     [ ] FOR ALL EXCEPT
         (See Instruction below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:


2. Ratification of the appointment of Marcum & Kliegman LLP as the Company's independent registered public accountants for the year ending August 2, 2009.

     FOR  [    ]             AGAINST  [    ]            ABSTAIN   [    ]


3. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder_________________________________ Date  ________________


Signature of Stockholder_________________________________ Date  ________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.